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                                                                    EXHIBIT 21.1


             NEWFIELD EXPLORATION COMPANY -- LISTING OF SIGNIFICANT
                      SUBSIDIARIES AS OF FEBRUARY 29, 2004


     Exact Name of Subsidiary and Name                    Jurisdiction of
   Under Which Subsidiary Does Business            Incorporation or Organization
------------------------------------------         -----------------------------
Newfield Exploration Mid-Continent Inc.                         U.S.
Newfield International Holdings Inc.                          Bahamas
Newfield Gulf Coast Inc.                                       Texas
EEX Operating LLC                                             Delaware
EEX Operating L.P.                                             Texas
EEX Capital, Inc.                                             Delaware
EEX Exploration and Production Company LLC                    Delaware
EEX E&P Company, L.P.                                         Delaware
EEX Reserves Funding LLC                                      Delaware
EEX Reserves Company LLC                                      Delaware